                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                 FORM 8-K/A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 19, 1997
                                                         ---------------



              A M C A S T   I N D U S T R I A L   C O R P O R A T I O N
              ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Ohio                           1-9967                   31-0258080
-------------------------------------------------------------------------------------
 (State or other jurisdiction      (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                           Identification No.)


7887 Washington Village Drive, Dayton, Ohio                             45459
--------------------------------------------------------------------------------
  (Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code                (937) 291-7000




--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.
-------      -------------------------------------

     A Share Purchase Agreement (the "Agreement") was entered into on July 21, 1997 among Amcast Industrial Corporation, as purchaser ("Amcast"), and Speedline International Holding B.V., a Netherlands corporation, Gerance S.A., a Swiss corporation, San Marco Finanziaria S.p.A., an Italian corporation, Antonio Zacchello, Giancarlo Zacchello, Gianni Zacchello, Franco Zacchello and Graziella Zacchello, as sellers (the "Sellers"). Sellers owned all of the outstanding shares of capital stock of Speedline S.p.A., ("Speedline"). Pursuant to the Agreement, Amcast, indirectly through its wholly owned subsidiaries, acquired from Sellers on August 19, 1997 all of the outstanding capital stock of Speedline (the "Speedline Shares").

     Speedline and its subsidiaries (Speedcast B.V., a Netherlands corporation; Speedline Alumina S.p.A., an Italian corporation; Speedline Engineering S.p.A., an Italian corporation; Speedline Competition S.r.l., an Italian corporation, Autolambro S.r.l., an Italian corporation; Alustampi S.r.l., an Italian corporation, Speedline UK Limited, an English corporation, Speedline France S.a.r.l., a French corporation; and SL Wheels, Inc., a Michigan corporation) are engaged in the business of designing, manufacturing, and marketing aluminum, magnesium and alloy wheels and hubcaps and other products for the automotive industry. Speedline and such listed subsidiaries are herein referred to as the Acquired Companies. Amcast intends to continue the businesses of the Acquired Companies.

     The purchase price paid or payable to Sellers for the Speedline Shares in U.S. $133.3 million (the "Purchase Price"), subject to adjustment based on the net worth of the Acquired Companies as of August 19, 1997 (the "Closing Date") and the amount of indebtedness existing as of the Closing Date, all as shown on the audited closing statement prepared in accordance with Section 2.4 of the Agreement. The Purchase Price consists of the following payments (i) U.S. $48.5 million paid on the Closing Date; (ii) delivery into escrow of 478,240 common shares of Amcast having a value of U.S. $12.5 million (calculated on the basis of the average closing price per share of the common shares of Amcast on the New York Stock Exchange for the 20-day trading period ended July 25, 1997); (iii) U.S. $4.0 million, together with interest from the Closing Date, payable on May 19, 1998; and (iv) an additional U.S. $4.0 million, payable on December 31, 1999, together with interest, provided that the Acquired Companies' financial performance for the 12-month period ending December 31, 1997 meets certain criteria specified in the Agreement; (v) U.S. $4.1 million paid for related transaction costs; and (vi) assumption of U.S. $60.2 million of indebtedness.

     In connection with the purchase, Amcast entered into a Credit Agreement, dated August 14, 1997, with Keybank National Association, (the "Credit Agreement"). The Credit Agreement provides for up to a maximum of $200 million in revolving credit loans during the commitment period ending August 14, 2002, subject to the Bank's right to reduce or terminate the commitment period as provided in the Credit Agreement. On August 15, 1997, Amcast borrowed approximately $50.0 million under the Credit Agreement as a source of funds for the purchase of the Acquired Companies.

                                   STATEMENT
                                   ---------



     Amcast Industrial Corporation (the "Company") filed with the Commission a Current Report on Form 8-K, dated August 19, 1997. At Item 7 of such Report, the Company indicated that it would file audited historical statements of the business acquired and pro forma financial information on or before November 3, 1997. Set forth below is Item 7 of such Report restated in its entirety to include the financial statements and pro forma financial information being filed with this Amendment A-1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.                                                          Page
                                                                                                     ----

(A)      Financial statements of business acquired. The following audited financial statements include Speedline S.p.A. and its subsidiaries (hereinafter referred to as "Speedline"):

         (1)      Report of Independent Auditors                                                        4

         (2)      Consolidated Balance Sheets of Speedline as of
December 31, 1996 and 1995.                                                                             5

         (3)      Consolidated Statements of Income of Speedline
for the years ended December 1996, 1995 and 1994.                                                       7

         (4)      Consolidated Statement of Cash Flows of Speedline
for the years ended December 31, 1996, 1995 and 1994.                                                   8

         (5)      Consolidated Statements of Shareholders' Equity
(Deficit) of Speedline for the years ended December 31, 1996, 1995
and 1994.                                                                                               9

         (6)      Notes to Consolidated Financial Statements                                           10

(B)      Unaudited Pro forma financial information - Amcast Industrial Corporation

         (1)      Pro Forma Consolidated Balance Sheet at June 1, 1997.                                29

         (2)      Notes to the Pro Forma Consolidated Balance Sheet                                    30

         (3)      Pro Forma Consolidated Statement of Income for the year
ended August 31, 1996.                                                                                 32

         (4)      Notes to the Pro Forma Consolidated Statement of
Income for the year ended August 31, 1996.                                                             33

         (5)      Pro Forma Consolidated Statement of Income for the
nine-month period ended June 1, 1997.                                                                  34

         (6)      Notes to the Pro Forma Consolidated Statement of Income
for the nine-month period ended June 1, 1997                                                           35

(C)     Index to Exhibits.

        23.1 Consent of Independent Auditors                                                           37


                         REPORT OF INDEPENDENT AUDITORS




To the Shareholders of
Speedline S.p.A.



We have audited the accompanying consolidated balance sheets of Speedline S.p.A. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Speedline S.p.A. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with accounting principles generally accepted in the United States of America.


RECONTA ERNST & YOUNG S.P.A.


Padua, Italy
October 20, 1997

                        SPEEDLINE S.P.A. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                   December 31
         (In millions of Italian lire ("Lit."), unless otherwise stated)

--------------------------------------------------------------------------------




                                                         1996          1995
                                                     ------------ -------------
ASSETS
Current assets:
   Cash and cash equivalents                             9,261         13,925
   Accounts receivable, trade, net of allowances
        for doubtful accounts and discounts of
        Lit. 1,557 (1995 - Lit. 1,015)                  66,769         63,753
   Accounts receivable, related parties                 21,693         37,054
   Inventories (Note 3)                                 42,100         45,818
   Prepaid expenses and other current assets            10,357          7,257
                                                     ------------ -------------
Total current assets                                   150,180        167,807

Property, plant and equipment (Notes 8 and 11):
    Land and buildings                                  28,746         25,299
    Plant, machinery and equipment                     153,748        134,157
    Office furniture and equipment                       5,487          4,757
    Vehicles                                             2,678          2,402
    Construction in progress                             2,261          2,405
                                                     ------------ -------------
                                                       192,920        169,020
    Less accumulated depreciation                     (105,141)       (91,101)
                                                     ------------ -------------
Property, plant and equipment, net                      87,779         77,919

Intangible assets, net of accumulated amortization
     of Lit. 1,579 (1995 - Lit. 1,219)                     310            292

Investments                                                132          1,145
Other non-current assets                                 1,160            334
                                                     ------------ -------------
     TOTAL ASSETS                                      239,561        247,497
                                                     ============ =============


                             See accompanying notes

                        SPEEDLINE S.P.A. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                   December 31
         (In millions of Italian lire ("Lit."), unless otherwise stated)

                                                            1996         1995
                                                        ------------ ------------
LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIT)

Current liabilities:
   Bank borrowings (Note 4)                                 95,631       88,219
   Factor borrowings (Note 5)                                5,740        3,790
   Current portion of long-term debt (Note 8)                6,199        6,607
   Current maturities of capitalized lease
      obligations (Note11)                                   3,589        2,897
   Accounts payable, trade                                  56,943       47,392
   Due to related parties                                   12,435       35,394
   Accrued expenses (Note 6)                                18,613       31,189
                                                        ------------ ------------
Total current liabilities                                  199,150      215,488


Termination indemnities (Note 7)                            14,335       12,525

Long-term debt, less current portion (Note 8)               14,947       21,146
Capital lease obligations (Note 11)                         11,652        6,717

Deferred income taxes (Note 9)                               1,134          853



Shareholders' equity (deficit) (Note 10):
   Capital stock, at December 31, 1996 and 1995
        30,000,000 ordinary shares
        authorized, issued and outstanding,
        par value 1,000 lire per share                      30,000       30,000
    Additional paid-in capital                               8,820        8,820
    Deficit                                                (40,477)     (48,052)
                                                        ------------ ------------
 Total shareholders' equity (deficit)                       (1,657)      (9,232)
                                                        ------------ ------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY (DEFICIT)                           239,561      247,497
                                                        ============ ============


                             See accompanying notes

                        SPEEDLINE S.P.A. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                         For the years ended December 31
         (In millions of Italian lire ("Lit."), unless otherwise stated)

--------------------------------------------------------------------------------

                                                       1996         1995         1994
                                                   ------------ ------------ ------------

NET SALES                                             296,643      266,713      212,235
COST OF SALES                                         257,755      224,522      174,230
                                                   ------------ ------------ ------------

GROSS PROFIT                                           38,888       42,191       38,005

OPERATING EXPENSES
General and administrative expenses                    11,788       10,998        8,982
Selling expenses                                       12,627        9,708       10,312
                                                   ------------ ------------ ------------
                                                       24,415       20,706       19,294
                                                   ------------ ------------ ------------

INCOME FROM OPERATIONS                                 14,473       21,485       18,711

OTHER (INCOME) EXPENSES
Interest expense                                       12,251       12,498       10,704
Interest income                                        (1,380)      (2,024)      (1,687)
Other (income) expenses, net                           (5,254)      (1,354)       7,357
                                                   ------------ ------------ ------------
                                                        5,617        9,120       16,374
                                                   ------------ ------------ ------------

INCOME BEFORE  INCOME TAXES                             8,856       12,365        2,337

INCOME TAXES (Note 9)                                   1,281        1,315          847
                                                   ------------ ------------ ------------

NET INCOME                                              7,575       11,050        1,490
                                                   ============ ============ ============


                             See accompanying notes

                        SPEEDLINE S.P.A. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                         For the years ended December 31
         (In millions of Italian lire ("Lit."), unless otherwise stated)

--------------------------------------------------------------------------------

                                                                1996             1995            1994
                                                           ---------------- --------------- ----------------

  Cash flows from operating activities
      Net income                                                7,575           11,050           1,490
      Adjustments to reconcile net income to net
        cash provided by  operating activities:
         Depreciation                                          17,392           14,856          12,248
         Amortization                                             360              211             212
         Provision for doubtful accounts                          753              415             374
         Deferred income taxes                                    281              363             199
         Other, non-cash items                                     39           (2,850)         (1,687)
         Provision for termination indemnities                  2,694            2,842           2,228
         Changes in operating assets and liabilities:
             Accounts receivable                               (3,959)          (3,343)        (11,969)
             Accounts receivable/due to-related parties        (7,597)            (532)        (16,472)
             Inventories                                        3,718          (13,877)          6,256
             Accounts payable                                   9,551            3,603          14,636
             Other, net                                       (16,929)          10,940          (3,234)
         Payment of termination indemnities                      (884)            (942)           (680)
                                                           ---------------- --------------- ----------------

      Net cash provided by operating activities                12,994           22,736           3,601
                                                           ---------------- --------------- ----------------
  Cash flows from investing activities
      Additions to property, plant and equipment              (42,777)         (27,504)        (19,162)
      Proceeds from disposal of property, plant and
         equipment                                             17,115            7,392           3,642
      Additions to intangible assets                             (378)            (135)           (100)
                                                           ---------------- --------------- ----------------

      Net cash used in investing activities                   (26,040)         (20,247)        (15,620)
                                                           ---------------- --------------- ----------------
  Cash flows from financing activities
      Net change in short-term borrowings and factor debt       9,362           (2,056)          6,409
      Proceeds from long-term debt and capital lease
        obligations                                             9,504           10,334           5,455
      Repayment of long-term debt and capital lease
        obligations                                           (10,484)         (10,298)         (5,869)
      Additional paid-in capital                                   --               --           8,820
                                                           ---------------- --------------- ----------------


      Net cash  provided by (used in) financing                 8,382           (2,020)         14,815
      activities
                                                           ---------------- --------------- ----------------
  Increase (decrease) in cash and cash equivalents             (4,664)             469           2,796
  Cash and cash equivalents at beginning of the year           13,925           13,456          10,660
                                                           ---------------- --------------- ----------------

  Cash and cash equivalents at end of the year                  9,261           13,925          13,456
                                                           ================ =============== ================

  Supplemental Information:
       Interest paid                                           12,251           12,498          10,704
       Income taxes paid                                        1,225              883             152



                             See accompanying notes

                        SPEEDLINE S.P.A. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                         For the years ended December 31
         (In millions of Italian lire ("Lit."), unless otherwise stated)


--------------------------------------------------------------------------------

                                                     ADDITIONAL
                                          SHARE       PAID-IN
                                         CAPITAL      CAPITAL       DEFICIT        TOTAL
                                       ------------ ------------ ------------ ------------
Balance at December 31, 1993                 30,000         --        (60,592)     (30,592)

Additional paid-in capital                     --          8,820         --          8,820

Net income for 1994                            --           --          1,490        1,490
                                       ------------ ------------ ------------ ------------

Balance at December 31, 1994                 30,000        8,820      (59,102)     (20,282)

Net income for 1995                            --           --         11,050       11,050
                                       ------------ ------------ ------------ ------------

Balance at December 31, 1995                 30,000        8,820      (48,052)      (9,232)

Net income for 1996                            --           --          7,575        7,575
                                       ------------ ------------ ------------ ------------

Balance at December 31, 1996                 30,000        8,820      (40,477)      (1,657)
                                       ============ ============ ============ ============



                             See accompanying notes

1.        SPEEDLINE S.P.A. AND OTHER COMPANIES OF THE WHEELS SEGMENT ("SPEEDLINE
          GROUP")

BUSINESS ACTIVITY

The Speedline Group designs, manufactures and markets high-quality aluminum and magnesium alloy wheels principally for sale to original equipment manufacturers in the transportation industry and also for sale to the after-market and racing markets.

REORGANIZATION

At December 31, 1996, the companies forming the Speedline Group (see Note 2 for the list of companies) were controlled or participated in directly or indirectly by members of the Zacchello family of Venice, Italy. In April 1997, the ownership interests of the Zacchello family in the individual Speedline Group companies were reorganized in order to consolidate the Speedline Group under the direct and 100% legal ownership of Speedline S.p.A. for its subsequent sale. After the reorganization, Speedline S.p.A. remains directly or indirectly controlled by members of the Zacchello family.

The corporate reorganization gave rise to a new holding company, Speedcast B.V, incorporated in Amsterdam, The Netherlands, having nominal share capital and being directly owned by Speedline S.p.A. after the reorganization. Speedcast B.V. was constituted for the purpose of holding the investments in the other companies of the Speedline Group.

The corporate reorganization involved Speedcast B.V. acquiring the 100% interest in the other group companies. Subsequently, Speedcast B.V. was acquired by Speedline S.p.A. from a Zacchello family holding company.

These consolidations of interests have been accounted for as a reorganization under common control under which it is assumed that the companies have been combined for all periods presented. Consequently, the carrying amounts of the assets and liabilities of the entities combined were not adjusted at their transfer dates in accounting for the reorganization.

The Speedcast B.V. acquisition of the other Speedline Group companies in April 1997 was at a price in excess of the related companies' net assets at December 31, 1996. The excess of the purchase price over the net assets has been treated as a deemed dividend in the years presented.

BASIS OF PRESENTATION

The consolidated balance sheets of Speedline S.p.A. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 have been prepared on a consolidated basis assuming the retroactive application of the reorganization in April 1997 of the Speedline Group to the years presented.

2.       SIGNIFICANT ACCOUNTING POLICIES

The accounting policies and valuation methods of the Speedline Group have been consistently applied for the years presented.


PRINCIPLES OF CONSOLIDATION

The entities included in the accompanying consolidated financial statements and the related equity ownership interest after the reorganization in April 1997, retroactively applied to the years presented, are as follows:


                  NAME                                 CITY, COUNTRY                    OWNERSHIP %
------------------------------------------ ----------------------------------------- ----------------
Speedline S.p.A.                           Santa Maria di Sala, Venice,              Parent Company
                                              Italy
Speedcast B.V.                             Amsterdam, The Netherlands                        100%
Speedline Aluminia S.p.A.                  Bolzano, Italy                                    100%
Speedline Engineering S.p.A.               Santa Maria di Sala, Venice,                      100%
                                              Italy
Speedline Competition S.r.l.               Tabina  di  Santa  Maria  di Sala,                100%
                                             Venice, Italy
Autolambro S.r.l.                          Venice, Italy                                     100%
Alustampi S.r.l.                           Santa Maria di Sala, Venice                       100%
                                              Italy
Speedline UK Limited                       Birmingham, England                               100%
Speedline France S.a.r.l.                  Evry, France                                      100%

The financial statements used for the consolidation are those approved by the shareholders of the respective companies forming part of the Speedline Group. Such financial statements are adjusted, where necessary, to conform with the Company's accounting policies that are in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

All significant intercompany transactions and balances are eliminated. Unrealized intercompany profits and the gains and losses arising from transactions between Speedline Group companies are also eliminated.


USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.


FOREIGN CURRENCY TRANSLATION

The financial statements of foreign subsidiaries expressed in foreign currencies are translated into Italian lire using the year-end exchange rate for balance sheet items and the average exchange rate for the year for statement of income items.


FOREIGN CURRENCY TRANSACTIONS

Monetary assets and monetary liabilities denominated in foreign currencies are recorded at the exchange rates in effect on the relevant transaction dates. Such assets and liabilities are adjusted to current exchange rates as of the balance sheet date. Gains and losses are included in income. Long-term monetary assets and monetary liabilities in foreign currency are adjusted to the current rates at the balance sheet date.

INVENTORIES

Raw materials, manufacturing supplies and goods purchased are valued at the lower of cost, determined on a weighted average basis for the year, or market. Finished goods and work-in-process are valued at the lower of manufacturing cost (comprising direct material, direct labor and applicable manufacturing overhead including depreciation), determined on a weighted average basis for the year or net realizable value. Obsolescence provisions are made to the extent that inventory risks are determinable.


PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at historical cost.

Depreciation of plant and equipment is computed on the historical cost of the relevant asset, using the straight-line method over the estimated useful lives of the related assets, as follows:

         Buildings                                       27 - 33 years
         Light construction                                   13 years
         Plant, machinery and equipment                   3 - 14 years
         Office furniture and equipment                   7 - 11 years
         Vehicles                                              4 years

The amortization of assets under capital lease is included in depreciation expense.


INTANGIBLE ASSETS

Intangible assets are recorded at historical cost and are amortized, using the straight-line method, over 5 years.


FACTOR BORROWINGS

Factor borrowing debt is recorded on accounts receivable factored on a with-recourse basis. The factor borrowing debt is reduced when payment is received on the related accounts receivable.


INCOME TAXES

Income taxes are provided by each entity included in the consolidation in accordance with applicable local laws. Deferred income taxes are accounted for under the liability method and reflect the tax effect of all significant temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements.

REVENUE RECOGNITION

Revenue from product sales is recognized at the moment of ownership transfer which is normally at the time of shipment of the product.


DERIVATIVE PRODUCTS

The Company uses derivative products and enters into aluminum forward contracts and foreign currency forward contracts. These contracts have been marked-to-market. The effects of movements in aluminum prices and currency exchange rates on these instruments are recognized on the accrual basis and unrealized gains and losses are included in earnings.


CONSOLIDATED STATEMENT OF CASH FLOWS

Short-term borrowings arise primarily under the Speedline Group's short-term lines of credit with its banks. These short-term obligations are payable on demand. The cash flows from these items are included under the caption "Net change in short-term borrowings" in the Consolidated Statements of Cash Flows.


3.       INVENTORIES

Inventories consist of the following:



                                                1996              1995
                                           ---------------- -----------------

Raw materials and supplies                      16,671            15,608
Work-in-process                                 14,395            11,986
Finished goods                                  11,034            18,224
                                          ---------------- -----------------
Total                                           42,100            45,818
                                          ================ =================


4.       SHORT-TERM BANK BORROWINGS

At December 31, 1996 and 1995, the Speedline Group had short-term bank lines of credit in Italian Lire and foreign currencies and short-term bank loans aggregating to approximately Lit. 138,500 and Lit. 123,500, respectively. At December 31, 1996 and 1995, approximately Lit. 36,700 and Lit. 24,100, respectively, were available for further borrowing. At December 31, 1996 and 1995, the annual weighted average interest rates for the short-term lines of credit were 6.2% and 8.3%, respectively. Amounts outstanding under these lines of credits are payable upon demand.

At December 31, 1996, security for the short-term bank borrowings has been provided in the form of guarantees by certain members of the Zacchello family and/or companies owned by them in the amount of Lit. 118,500 and the pledge of cash equivalents in the amount of Lit. 878.


5.       FACTOR BORROWINGS

At December 31, 1996 and 1995, the Speedline Group had revolving lines of credit with various factoring companies aggregating to approximately Lit. 7,300 and Lit. 5,500, respectively, for the factoring of accounts receivable on a with-recourse basis. At December 31, 1996 and 1995, approximately Lit. 1,560 and Lit. 1,710, respectively, were available for further borrowing.


6.       ACCRUED EXPENSES

Accrued expenses consist of the following:


                                                                1996              1995
                                                           ---------------- -----------------

Salaries payable and related social
  security contributions                                        8,086             6,086
Employee taxes withheld                                         1,105             1,126
Other                                                           9,422            23,977
                                                           ---------------- -----------------
                                                               18,613            31,189
                                                           ================ =================

7.       EMPLOYEE BENEFITS

The liability for termination indemnities relates to the Speedline Group's employees of its Italian operations. In accordance with the Italian severance pay statutes, an employee benefit is accrued for service to date and is payable immediately upon separation. The termination indemnity liability is calculated in accordance with local civil and labor laws based on each employee's length of service, employment category and remuneration. The termination liability is adjusted annually by a cost of living index provided by the Italian Government. There is no vesting period or funding requirement associated with the liability. The liability recorded in the balance sheet is the amount that the employees would be entitled to if the employees separate immediately. The charge to earnings for 1996, 1995 and 1994 were respectively, Lit. 2,694, Lit. 2,842 and Lit.2,228.


8.       LONG-TERM DEBT

Long-term debt consists of the following:


                                                                           1996            1995
                                                                     --------------- ----------------

Mortgage loan payable to bank pool, bearing variable interest at 6 month Lire Libor rate plus 1.5% (8.125% per annum at December 31,
1996); payable in semi-annual installments of Lit. 1,553 through
the year 1999                                                                 7,763           10,868

Mortgage loans payable to a bank, bearing interest at annual rates of 9.2% to 11.175%; payable in installments through the year 2002
                                                                              3,996            5,759
Loans payable to Italian Ministry of Industry, Commerce and
Artisans, bearing interest at annual rates of 8.82% and 8.88%;
payable in annual installments of principal and interest of Lit.160
and Lit. 405 through the year 2006                                            3,582            3,651

Loans subsidized by regional government:
---------------------------------------
Mortgage loans payable to the Province of Bolzano, bearing interest at an annual rate of 3%; payable in installments through  the year
2003                                                                          5,805            7,475
                                                                     --------------- ----------------
Total long-term debt                                                         21,146           27,753
Less current portion                                                         (6,199)          (6,607)
                                                                     --------------- ----------------
                                                                             14,947           21,146
                                                                     =============== ================

The mortgage loans are secured by liens and preference rights on property, plant and equipment that have a carrying value of approximately Lit. 56,600 at December 31, 1996.

At December 31, 1996 the maturities of long-term debt over the next five years are as follows:


1997                                                            6,199
1998                                                            5,484
1999                                                            4,010
2000                                                            1,538
2001                                                            1,089
Thereafter                                                      2,826
                                                          -----------------
                                                               21,146
                                                          =================


9.       INCOME TAXES

Income before income taxes and the provision for income taxes consist of the following for the years ended December 31:


                                                       1996            1995             1994
                                                  --------------- ---------------- ---------------

Income before income taxes (principally Italy)        8,856           12,365           2,337
                                                  =============== ================ ===============
Provision for income taxes:
Current                                               1,000              952             648
Deferred                                                281              363             199
                                                  --------------- ---------------- ---------------
                                                      1,281            1,315             847
                                                  =============== ================ ===============

A reconciliation between the Italian statutory tax rate and the effective consolidated tax rate is as follows:


                                                        1996            1995             1994
                                                   --------------- ---------------- ---------------

Income before income taxes                             8,856           12,365           2,337
                                                   =============== ================ ===============

Tax at Italian statutory rate of  53.2%                4,711            6,578           1,243
Investment tax credit                                   (371)              --              --
Other permanent differences                            1,944            1,008             817
Utilization of tax loss carry-forward                     56              433             529
Other differences                                         17               --              --
Change in valuation allowance                         (5,076)          (6,704)         (1,742)
                                                   --------------- ---------------- ---------------
Provision for income taxes                             1,281            1,315             847
                                                   =============== ================ ===============

Effective consolidated tax rate                         14.5%            10.6%           36.2%
                                                   =============== ================ ===============

To encourage capital investments in Italy, legislation was enacted in 1994 to enable companies to reduce their taxable income by 50% of the excess of the net investments made in the years 1994 and 1995 in property, plant and equipment over the average net investments made in such assets during the prior five years. The legislation does not require any reduction in the bases of the assets to compute future tax deductions for depreciation relating to investment credits granted. As a result of this legislation, the Speedline Group recognized benefits from the investment credit amounting to Lit. 371 in 1996. This legislation expired in early 1996.

The Speedline Group has net operating losses of approximately Lit. 6,800 available for carry-forward against future taxable income. These losses expire from 1997 to 2001.

Tax years for the constituent companies in the Speedline Group are open from 1989 and are subject to review by the pertinent tax authorities. Management and its legal advisors do not believe that any significant liabilities will arise from any future tax reviews.

Principal items comprising net deferred income tax assets are as follows:


                                                     1996            1995
                                                --------------- ----------------


Inventories                                           683            2,833
Other current assets                                   70               70
Property, plant and equipment                       4,085            4,209
Intangible assets                                   6,095            6,616
Accrued liabilities                                 2,520            4,673
Net operating loss carry-forward                    2,516            2,644
                                                --------------- ----------------
Deferred tax assets                                15,969           21,045
Less valuation allowance                          (15,969)         (21,045)
                                                --------------- ----------------
Net deferred tax assets                                --               --
                                                =============== ================


Deferred tax assets and liabilities for the Italian entities have been calculated by using the enacted Italian statutory rate of 53.2% (37% for national income tax, IRPEG, and 16.2% for regional tax, ILOR). In December 1996, the 1997 Budget Law presented by the Italian State Authorities gave a mandate to the Government to issue a decree providing for replacing equity tax, certain other minor taxes and the ILOR tax on pre-tax income at 16.2% rate with a new regional tax (IRAP). It is contemplated that the IRAP tax will not be calculated on the basis of a pre-tax income but on the basis of adjusted gross margin (at a rate to be fixed between a minimum of 3.5% and a maximum of 5.5%). This new IRAP tax is currently expected to be enacted before the end of 1997 and will apply as from fiscal year 1998. Since the new tax law has not been enacted at October 20, 1997, it is not possible to make a reasonable estimate as to whether the new tax law will have a negative or positive effect on the amount of taxation to be paid by the Company nor the estimate for deferred taxes as of December 31, 1996.


10.   SHAREHOLDERS' EQUITY

Italian law requires that 5% of a company's net income be retained as a legal reserve until such reserve equals 20% of share capital. Included in retained earnings are legal reserves of Lit. 498 and Lit. 426 at December 31, 1996, and 1995, respectively, pertaining to the Speedline Group's Italian companies. This reserve is not available for distribution.

Retained earnings which could be available for distribution to shareholders are those recorded by the Speedline Group's constituent companies in their individual financial statements. Such retained earnings amount in aggregate to Lit. 211 at December 31, 1996.

No provision has been made for income taxes on the undistributed earnings of Speedline Group Italian companies amounting to Lit. 1,241 which would be subject to equalization taxes of approximately Lit. 660 when dividends are distributed. Undistributed earnings of foreign subsidiaries are immaterial.

Due to operating losses incurred in 1994, pursuant to Italian legal requirements Speedline S.p.A. has eliminated losses reported for Italian statutory purposes amounting to Lit. 6,282 against additional capital paid-in by the shareholders. For U.S. GAAP financial reporting purposes, such operating losses are reflected as an increase in deficit and the amount of capital used to eliminate such losses is reflected as additional paid-in capital.


11.   COMMITMENTS AND CONTINGENCIES

LEASES

Plant, machinery and equipment includes the following amounts that have been capitalized under capital leases:


                                                                1996            1995
                                                           --------------- ----------------
Plant, machinery and equipment                                23,368           15,009

Less allowance for accumulated depreciation                   (5,073)          (3,229)
                                                           --------------- ----------------
                                                              18,295           11,780
                                                           =============== ================

At December 31, 1996, future minimum payments, by year and in the aggregate, under capital leases and operating leases for facilities with initial or remaining terms of one year or more consisted of the following:


                                                               Capital         Operating
                                                               Leases           Leases
                                                           ---------------- -----------------

1997                                                            5,184               910
1998                                                            4,956               905
1999                                                            4,497               905
2000                                                            3,059               900
2001                                                            1,246               765
Thereafter                                                         --               890
                                                           --------------- ----------------
Total minimum lease payments                                   18,942             5,275
                                                                            =================
Less amount representing interest                              (3,701)
                                                           ----------------
Present value of net minimum lease payments                    15,241
Less current maturities                                        (3,589)
                                                           ----------------
Long-term maturities                                           11,652
                                                           ================


The payments on certain capital lease contracts amounting to Lit 1,860 have been secured by guarantees provided by certain members of the Zacchello family.



LITIGATION

The Speedline Group is involved in legal proceedings arising in the normal course of business. Management believes that, based on advice of legal counsel, the outcome of these proceedings will not have any material adverse effect on the Speedline Group's consolidated financial statements.


DEBTS OF RELATED PARTIES

At December 31, 1996, the Speedline Group has guaranteed the bank debts of certain Zacchello family companies in the amount of Lit. 11,787 of which cash equivalents amounting to Lit. 330 have been pledged.


PURCHASE COMMITMENTS

At December 31, 1996, the Speedline Group had committed to the purchase of approximately 85% of its estimated aluminum needs for 1997.

FINANCIAL INSTRUMENTS

Off-balance sheet risk

The Speedline Group enters into forward aluminum contracts and forward foreign exchange contracts. At December 31, 1996, the Speedline Group had forward aluminum contracts and forward foreign exchange contracts, all with a maturity of less than 12 months, amounting to Lit 51,699 (Lit. 49,402 for purchase commitments and Lit. 2,297 for sales commitments). The table below summarizes the forward aluminum contracts and the forward foreign exchange contracts by currency at December 31, 1996:


                                                                   Contract value
                                                                  -----------------

Aluminum (contracts denominated in U.S. Dollars)                       39,574

Japanese Yen                                                            1,992
German Marks                                                              990
Swiss Francs                                                            6,846
                                                                  -----------------
                                                                       49,402

Swiss Francs                                                            2,297
                                                                  -----------------
Equivalent in Italian Lire at December 31, 1996                        51,699
                                                                  =================


At December 31, 1996, an unrealized loss of Lit. 1,204 on forward aluminum contracts and an unrealized gain of Lit. 781 on forward foreign exchange contracts have been recognized in the consolidated financial statements.

CONCENTRATION OF CREDIT RISKS

Financial investments that potentially subject the Speedline Group to concentration of credit risks consist principally of trade accounts receivable and cash equivalents.

The Speedline Group sells products to original equipment automotive manufacturers primarily in Europe and to the automotive after-market. The Speedline Group generally does not require collateral with respect to sale orders and, in addition, it does not insure its receivables against credit loss.

Allowances are maintained for potential credit losses. Sales to the Speedline Group's four largest customers for the years ended December 31, were as follows:

                                                      1996            1995             1994
                                                 --------------- ---------------- ---------------

FIAT                                                60,900           63,900          33,500
Volkswagen                                          51,400           39,400          39,500
Mercedes                                            51,000           22,400          16,400
PSA                                                 22,700           26,900          24,300
                                                 --------------- ---------------- ---------------
                                                   186,000          152,600         113,700
                                                 =============== ================ ===============


No other individual customer represented 10% or more of sales in each of the three years in the period ended December 31, 1996.

Trade accounts receivable from these four customers were, respectively, at December 31, 1996 and 1995:


                                                                1996            1995
                                                           --------------- ----------------

FIAT                                                          20,460           23,810
Volkswagen                                                    10,190            6,720
Mercedes                                                       5,310            3,460
PSA                                                            6,230            5,110
                                                           --------------- ----------------
                                                              42,190           39,100
                                                           =============== ================


FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Speedline Group in estimating its fair value disclosure for financial instruments.

Cash and cash equivalents -- The carrying amount of cash and cash equivalents reported by the Speedline Group approximates their fair value.

Short- and long-term debt and capital lease obligations -- The carrying amount of the Speedline Group's borrowings under its short-term credit arrangements approximates their fair value. The fair values of the Speedline Group's long-term debt and capital lease obligations are estimated using cash flow analyses, based on the Speedline Group's incremental borrowing rates for similar types of borrowing arrangements.

Certain of the Speedline Group's long-term loans are subsidized by government entities in Italy. The government entities pay a part of these entities' interest charges thereby reducing the Speedline Group's interest rate to below market. The fair value of these loans have been determined as being equal to the carrying amount of the loans, as all companies with investments in the same region where the Speedline Group has its investments are entitled to such benefits.

The carrying amounts and fair values of the Speedline Group's financial instruments at December 31, 1996 and 1995, are as follows:

                                                        1996                          1995
                                            ------------------------------------------------------------
                                               Carrying         Fair         Carrying         Fair
                                                amount         value          amount         value

Cash and cash equivalents                        9,261          9,261          13,925        13,925
Accounts receivable, trade                      66,769         66,769          63,753        63,753
Accounts receivable, related parties            21,693         21,693          37,054        37,054
Bank borrowings                                 95,631         95,631          88,219        88,219
Long-term debt                                  21,146         21,146          27,753        27,753
Capital lease obligations                       15,241         15,241           9,614         9,614
Aluminum forward contracts                          --         39,574              --            --
Foreign currency forward contracts                  --         12,125              --            --

VALUATION AND QUALIFYING ACCOUNTS

The following table summarizes the changes in accounts receivable and inventory allowances for the years ended December 31:


                                    Balance at       Charged      Charged to                      Balance at
                                     beginning     to cost of     costs and                         end of
Description                           of year         sales        expenses        Deduction         year
                                    -------------- -------------- --------------  --------------- --------------

Year ended December 31,
  1994
Deducted from asset accounts:
Allowance for doubtful
  accounts                                  512             --            374            (173)            713
Reserve for inventory
  obsolescence                               --             --             --               --             --
                                    -------------- -------------- --------------  --------------- --------------
                                            512             --            374            (173)            713
                                    ============== ============== ==============  =============== ==============

Year ended December 31,
  1995
Deducted from asset accounts:
Allowance for doubtful
  accounts                                  713             --            415            (113)          1,015
Reserve for inventory
  obsolescence                               --            150             --               --            150
                                    -------------- -------------- --------------  --------------- --------------
                                            713            150            415            (113)          1,165
                                    ============== ============== ==============  =============== ==============

Year ended December 31,
  1996
Deducted from asset accounts:
Allowance for doubtful
  accounts                                1,015             --            753            (211)          1,557
Reserve for inventory
  obsolescence                              150             --             --               --            150
                                    -------------- -------------- --------------  --------------- --------------
                                          1,165             --            753            (211)          1,707
                                    ============== ============== ==============  =============== ==============

12.       RESEARCH AND DEVELOPMENT AND TRADING ACTIVITIES

The Speedline Group's charge to earnings for research and development in 1996, 1995 and 1994 amounted to approximately Lit. 3,100, Lit. 2,800 and Lit. 3,100, respectively.

The Speedline Group made a net loss of Lit. 3,754 in 1996, a net gain of Lit. 1,682 in 1995 and no gain or loss in 1994 on trading in forward aluminum contracts.


13.      RELATED PARTY TRANSACTIONS

The Speedline Group, in the normal course of business, sells and purchases materials, services and assets from companies owned by related parties. The following summarizes the related party transactions which occurred during each of the following years ended December 31:


                                                                1996            1995             1994
                                                           --------------- ---------------- ---------------

Materials, services and assets sold:
------------------------------------
Net sales                                                     37,015           48,110          32,522
Expenses - costs recovered                                       497              324             550
Other income                                                   2,569              765             600
Plant and equipment                                            2,598               --              --
Spin-off of non-wheel sector business                          5,482               --              --
                                                           --------------- ---------------- ---------------
                                                              48,161           49,199          33,672
                                                           =============== ================ ===============

Materials, services and assets purchased:
-----------------------------------------
Cost of sales                                                 24,574           43,391          11,001
General and administrative expenses                              453              371             284
Selling expenses                                                  30               59             124
Other expenses                                                   751              590             374
Plant and equipment                                               28               --              --
                                                           --------------- ---------------- ---------------
                                                              25,836           44,411          11,783
                                                           =============== ================ ===============

14.      INFORMATION BY GEOGRAPHIC AREA

The Speedline Group operates in one business segment, comprising aluminum and magnesium alloy wheels. All manufacturing facilities and substantially all distribution of the Speedline Group's products are located and performed in Italy. The Speedline Group does not have any significant identifiable assets outside Italy.

Export sales by the Speedline Group from Italy to customers outside Italy were as follows for the years ended December 31:

                                                                1996             1995             1994
                                                           ---------------- ---------------- ---------------

  Rest of Europe                                                176,200          151,200         136,800
  Rest of the world                                              11,000            5,500           2,300
                                                           ---------------- ---------------- ---------------
                                                                187,200          156,700         139,100
                                                           ================ ================ ===============




15.      SUBSEQUENT EVENTS

In February 1997, a new company, SL Wheels, Inc. was incorporated in Michigan, USA, and is wholly-owned by Speedcast B.V..

On August 19, 1997, 100% of the share capital of Speedline S.p.A. and, thereby, the Speedline Group, was acquired by Amcast Industrial Corporation, of Dayton, Ohio, USA.

Subsequent to the acquisition of Speedline S.p.A. by Amcast Industrial Corporation, certain members of the Zacchello family and/or companies owned by them, have undertaken to retract the guarantees they provided as security on short-term bank borrowings.

At October 20, 1997 the Speedline Group had no open forward currency contracts and had open forward aluminum contracts totaling approximately Lit. 7,300 and an unrealized loss thereon of approximately Lit. 96.

                          AMCAST INDUSTRIAL CORPORATION
                  Pro Forma Consolidated Financial Information
                      (In thousands, except per share data)
                                   (Unaudited)

On August 19, 1997 (the "Closing Date"), Amcast Industrial Corporation (the "Company") acquired all of the outstanding capital stock of Speedline S.p.A. ("Speedline"). The total purchase price paid or payable, including assumed indebtedness, was $133,300 (the "Purchase Price"), subject to adjustment based on the net worth of Speedline as of the Closing Date and the amount of indebtedness existing as of the Closing Date, all as shown on the audited closing statement prepared in accordance with Section 2.4 of the purchase agreement. The Purchase Price consists of the following payments (i) U.S. $48,500 paid on the Closing Date; (ii) delivery into escrow of 478,240 common shares of the Company having a value of U.S. $12,500 (calculated on the basis of the average closing price per share of the common shares of the Company on the New York Stock Exchange for the 20-day trading period ended July 25, 1997;
(iii) U.S. $4,000, together with interest from the Closing Date, payable on May 19, 1998; (iv) an additional U.S. $4,000, payable on December 31, 1999, together with interest, provided that Speedline's financial performance for the twelve months ended December 31, 1997 meets certain criteria specified in the purchase agreement; (v) U.S. $4,100 paid for related transaction costs; and
(vi) assumption of U.S. $60,200 of indebtedness.

The following Unaudited Pro Forma Consolidated Balance Sheet as of June 1, 1997 (the "Pro Forma Balance Sheet"), and the Unaudited Pro Forma Consolidated Statement of Income for the year ended August 31, 1996 and the nine-month period ended June 1, 1997 (the "Pro Forma Statements of Income" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements"), are based on the historical financial statements of the Company and Speedline adjusted to give effect to the acquisition. The Pro Forma Balance Sheet assumes that the acquisition of Speedline occurred on June 1, 1997. The Pro Forma Statements of Income assume that the acquisition of Speedline occurred on September 1, 1995.

The Pro Forma Financial Statements do not purport to present what the Company's financial position and results of operations would actually have been had the acquisition occurred on June 1, 1997 or September 1, 1995, as specified above, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the Company's Audited Consolidated Financial Statements which are included in the Company's Annual Report for the year ended August 31, 1996, the Company's Consolidated Financial Statements which are included in Form 10-Q for the nine-month period ended June 1, 1997, and the Audited Financial Statements of Speedline that are filed herewith as
Item 7(a).

The Speedline acquisition will be accounted for by the purchase method of accounting. The Pro Forma Financial Statements reflect estimated purchase accounting adjustments that are subject to revision once appraisals and other studies of the fair value of Speedline's assets and liabilities are completed. Final purchase accounting adjustments may differ significantly from the pro forma adjustments presented herein and described in the accompanying notes.

                         AMCAST INDUSTRIAL CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 1, 1997
                                ($ in thousands)

                                                   HISTORICAL       HISTORICAL    ACQUISITION    AMCAST AND
                                                     AMCAST         SPEEDLINE      PRO FORMA     SPEEDLINE
                                                  JUNE 1, 1997   AUGUST 19, 1997  ADJUSTMENTS   CONSOLIDATED
                                                  ------------   ---------------  -----------   ------------
ASSETS
CURRENT ASSETS
        Cash and cash equivalents                  $      778     $    4,114     $     --        $    4,892
        Accounts receivable                            57,949         45,329           (350)(c)     102,928
        Inventories                                    52,541         22,991           (375)(c)      75,157
        Other current assets                           11,694          7,155          2,613 (c)      21,462
                                                   ----------------------------------------      ----------

        TOTAL CURRENT ASSETS                          122,962         79,589          1,888         204,439

PROPERTY, PLANT AND EQUIPMENT, NET                    151,812         55,762         20,000 (c)     227,574

GOODWILL                                                2,537           --           34,268 (c)      36,805
OTHER ASSETS                                           18,092            730         15,000 (c)      33,822
                                                   ----------------------------------------      ----------
                                                   $  295,403     $  136,081     $   71,156      $  502,640
                                                   ========================================      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Short-term borrowings                      $    8,700     $   54,038     $     --        $   62,738
        Current portion of long-term debt               1,108          5,979           --             7,087
        Accounts payable                               38,872         40,905           --            79,777
        Accrued expenses                               18,334         12,185          8,100 (b)      39,619
                                                                                      1,000 (c)
                                                   ----------------------------------------      ----------

        TOTAL CURRENT LIABILITIES                      67,014        113,107          9,100         189,221

LONG-TERM DEBT                                         62,675         17,629         48,500 (b)     128,804
DEFERRED INCOME TAXES                                  13,280          1,163         (7,387)(c)       7,056
DEFERRED LIABILITIES                                    8,152          8,625          4,000 (b)      20,777

SHAREHOLDERS' EQUITY
        Common shares                                   8,682           --              478 (b)       9,160
        Net assets purchased                                          (4,443)         4,443            --
        Capital in excess of stated value              66,202           --           12,022 (b)      78,224
        Retained earnings                              69,398           --                           69,398
                                                   ----------------------------------------      ----------
                                                      144,282         (4,443)        16,943         156,782

                                                   ----------------------------------------      ----------
                                                   $  295,403     $  136,081     $   71,156      $  502,640
                                                   ========================================      ==========



See notes to unaudited pro forma consolidated balance sheet.

                          AMCAST INDUSTRIAL CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 1, 1997
                                ($ in thousands)


(a) The balance sheet of Speedline presented herein reflects all material adjustments necessary to present Speedline's financial position in conformity with accounting principles generally accepted in the United States.

(b) The following table depicts the calculation of the purchase price for Speedline and the preliminary allocation to Speedline's assets and liabilities using estimated purchase accounting adjustments which are subject to revision once appraisals and other studies of the fair value of the assets and liabilities of Speedline are completed. Final purchase accounting adjustments may differ significantly from the amounts shown below.

      Calculation of acquisition cost:

        Cash paid at closing                                       $  48,500
        Common shares issued to sellers  (478,240 shares)             12,500
        Deferred cash payments                                         8,000
        Accrual for transaction costs                                  4,100
        Debt assumed                                                  60,200
                                                                   ---------
             Total acquisition cost                                $ 133,300
                                                                   =========

      Allocation of acquisition cost:
        Cash and cash equivalents                                  $   4,114
        Accounts receivable                                           44,979
        Inventories                                                   22,616
        Other current assets                                           9,768
        Fixed assets, net                                             75,762
        Other assets                                                  15,730
        Goodwill                                                      34,268
        Accounts payable                                             (40,905)
        Accrued expenses                                             (13,185)
        Capital leases and factored debt (short-term and long-
        term debt less debt assumed)                                 (17,446)
        Deferred taxes and liabilities                                (2,401)
                                                                    --------
             Total acquisition cost                                 $ 133,300
                                                                    ========


                          AMCAST INDUSTRIAL CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 1, 1997
                                ($ in thousands)


(c) Purchase accounting adjustments to Speedline's historical asset values are as follows:

      Adjustment of accounts receivable to fair value. ($350)

      Adjustment of inventory values to reflect fair value. ($375)

      Adjustment of property, plant, and equipment to fair value. ($20,000)

      Recording of current deferred tax asset. ($2,613)

      Adjustment to deferred income taxes. ($7,387)

      Recording of goodwill resulting from the purchase of Speedline ($34,268)

      Recording of other assets related to purchase. ($15,000)

      Adjustment to accrued expenses. ($1,000)

                          AMCAST INDUSTRIAL CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    ($ in thousands except per share amounts)



                                                                                          ACQUISITION        AMCAST AND
                                                      YEAR ENDED AUGUST 31, 1996           PRO FORMA          SPEEDLINE
                                                     AMCAST            SPEEDLINE          ADJUSTMENTS        CONSOLIDATED
                                                     ------          -------------        -----------        ------------

Net sales                                        $    343,934        $    182,710                            $     526,644


Cost of sales                                         273,238             157,222        $      1,167 (b)          427,548
                                                                                               (4,079)(c)
                                                 ------------        ------------        ------------         ------------

Gross profit                                           70,696              25,488               2,912               99,096


Selling, general, and
  administrative expenses                              43,368              14,773                 857 (d)           59,365
                                                                                                  100 (e)
                                                                                                  267 (f)
                                                 ------------        ------------        ------------         ------------

Operating income                                       27,328              10,715               1,688               39,731


Equity in loss of joint venture and
  other income and expense                               (249)              3,536                                    3,287
Interest expense                                        2,348               7,861               3,285 (g)           13,494
                                                 ------------        ------------        ------------         ------------

Income before income taxes                             24,731               6,390              (1,597)              29,524

Income taxes                                            8,805                 824               2,162 (h)           11,791
                                                 ------------        ------------        ------------         ------------

Net income                                       $     15,926        $      5,566        $     (3,759)        $     17,733
                                                 ============        ============        ============         ============


Net income per share                             $       1.85                                                 $       1.95
                                                 ============                                                 ============

Weighted average number of
  common shares outstanding                             8,606                                                        9,084
                                                 ============                                                 ============

See notes to Unaudited Pro Forma Consolidated Statement of Income

                          AMCAST INDUSTRIAL CORPORATION
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                               STATEMENT OF INCOME
                       For the Year Ended August 31, 1996
                                ($ in thousands)




(a) The income statement of Speedline presented herein reflects all material adjustments necessary to present Speedline's financial position in conformity with accounting principles generally accepted in the United States.

(b) Additional depreciation expense for the adjustment to fair value of Speedline's property, plant, and equipment. ($1,167)

(c) Adjustment to depreciation expense to depreciate Speedline's property, plant, and equipment balance over remaining useful lives that are consistent with the Company's depreciation policy. ($4,079)

(d)   Amortization of goodwill on a straight line basis over 40 years. ($857)

(e)   Amortization of trade name over 40 years. ($100)

(f)   Amortization of  purchased technology over 15 years. ($267)

(g) Adjustment for additional interest expense calculated on $52,500 of borrowings under the Company's revolving credit facility to finance the acquisition and related transaction costs. ($3,285)

(h) Income tax effects of pro forma consolidation assuming a combined effective income tax rate of 39.9%. ($2,162)

                        AMCAST INDUSTRIAL CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   ($ in thousands except per share amounts)


                                                                                    ACQUISITION          AMCAST AND
                                                    NINE MONTHS ENDED JUNE 1, 1997   PRO FORMA           SPEEDLINE
                                                      AMCAST         SPEEDLINE      ADJUSTMENTS         CONSOLIDATED
                                                      ------       -------------    -----------         ------------

Net sales                                        $    288,346     $    156,712     $                    $    445,058


Cost of sales                                         235,603          136,816              875 (b)          370,241
                                                                                         (3,053)(c)
                                                 ------------     ------------     ------------         ------------

Gross profit                                           52,743           19,896            2,178               74,817

Selling, general, and
  administrative expenses                              30,628           13,794              643 (d)           45,340
                                                                                             75 (e)
                                                                                            200 (f)
                                                 ------------     ------------     ------------         ------------

Operating income                                       22,115            6,102            1,260               29,477

Equity in loss of joint venture and
  other income and expense                             (2,356)           1,252                                (1,104)
Interest expense                                        3,561            5,452            2,464 (g)           11,477
                                                 ------------     ------------     ------------         ------------

Income before income taxes                             16,198            1,902           (1,204)              16,896


Income taxes                                            5,685              885             (168)(h)            6,402
                                                 ------------     ------------     ------------         ------------

Net income                                       $     10,513     $      1,017     $     (1,036)        $     10,494
                                                 ============     ============     ============         ============


Net income per share                             $       1.22                                           $       1.15
                                                 ============                                           ============

Weighted average number of
  common shares outstanding                             8,647                                                  9,125
                                                 ============                                           ============


See notes to Unaudited Pro Forma Consolidated Statement of Income

                          AMCAST INDUSTRIAL CORPORATION
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                               STATEMENT OF INCOME
                     For the Nine Months Ended June 1, 1997
                                ($ in thousands)





(a) The income statement of Speedline presented herein reflects all material adjustments necessary to present Speedline's financial position in conformity with accounting principles generally accepted in the United States.

(b) Additional depreciation expense for the adjustment to fair value of Speedline's property, plant, and equipment. ($875)

(c) Adjustment to depreciation expense to depreciate Speedline's property, plant, and equipment balance over remaining useful lives that are consistent with the Company's depreciation policy. ($3,053)

(d)   Amortization of goodwill on a straight line basis over 40 years. ($643)

(e)   Amortization of trade name over 40 years. ($75)

(f)   Amortization of purchased technology over 15 years. ($200)

(g) Adjustment for additional interest expense calculated on $52,500 of borrowings under the Company's revolving credit facility to finance the acquisition and related transaction costs. ($2,464)

(h) Income tax effects of pro forma consolidation assuming a combined effective income tax rate of 37.9%. ($168)

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Amcast Industrial Corporation



                                              By /s/ Douglas D. Watts
                                                 --------------------
                                                 Douglas D. Watts
                                                 Vice President, Finance
                                                 (Principal Financial Officer)




Dated:  October 31, 1997







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